EXHIBIT 99.1

Contact:  Pat Giuliani-Rheaume
            (516) 829-4343

          clickNsettle.com Reports Second Quarter and Six Month Results

GREAT NECK, N.Y., February 13, 2004/PR Newswire/ -- clickNsettle.com, Inc. (OTCBB: CLIK), a global provider of innovative dispute resolution solutions, today announced its revenues and results for the second fiscal quarter and six months ended December 31, 2003. Revenues for the second quarter of fiscal 2004 decreased slightly to $927,068 from $961,839 for the second quarter of fiscal 2003. Last year's second quarter of fiscal 2003 included non-recurring revenue of approximately $9,200. Net loss was ($239,588) for the second quarter of fiscal year 2004 versus ($114,369) for the prior year quarterly period. Net loss per share was ($0.03) in the present period versus ($0.01) a year ago.

Revenues for the first six months of fiscal 2004 decreased slightly to $1,914,854 from $1,955,198 for the first six months of fiscal 2003. The results for the first six months of last year included non-recurring revenue of approximately $51,700. Net loss was ($350,356) for the first six months of fiscal year 2004 versus ($323,704) for the prior year comparable period. Net loss per share was ($0.04) for both the first six months of this year and for the same period in the prior year.

Roy Israel, President & CEO, stated: "The results for our second fiscal quarter and that anticipated for our third fiscal quarter are not particularly strong. We do not believe this is reflective of the underlying acceptance of our new product offerings nor our long-term prospects. The Company has undergone significant restructuring within the personnel area and has brought additional senior management on board that is proving to be effective in improving the Company's marketing bandwidth. That being said, we remain very encouraged with our growing sales pipeline and the acceptance of our unique services as we believe they are very relevant in the present market place."

About clickNsettle.com

Headquartered in Great Neck, New York, clickNsettle.com, Inc. provides innovative and highly effective dispute resolution services and solutions to entities that seek alternatives to the traditional and often time-consuming and expensive legal process. clickNsettle.com, the parent company of National Arbitration and Mediation (NAM), offers a comprehensive selection of some of the finest lawyers globally, with more than 1,700 top-tier former judges and attorneys worldwide. Additionally, the company has a number of inventions designed to enhance transparency and ensure the integrity of ADR (alternative dispute resolution) initiatives. Although the dispute resolution industry is still relatively young, clickNsettle.com has been recognized nationally as a leader in the field and the NAM brand name is well established within the legal and business communities.

The statements contained in the release contain forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar


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matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expenditures expressed in the Company's forward-looking statements. These factors include changes in the insurance and legal industries; the Company's inability to retain current or new hearing officers; changes in the public court system; and the degree and timing of the market's acceptance of its arbitration and mediation programs and electronic oversight applications.

                                 Table to follow



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                     clickNsettle.com, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                    Three months ended December 31,    Six months ended December 31,
                                                                         2003             2002             2003             2002
                                                                     -----------      -----------      -----------      ------------
Net revenues                                                         $   927,068      $   961,839      $ 1,914,854      $ 1,955,198
                                                                     -----------      -----------      -----------      -----------

Operating costs and expenses
  Cost of services                                                       225,876          229,603          444,283          458,529
  Sales and marketing expenses                                           325,161          278,563          648,663          587,530
  General and administrative expenses                                    607,760          586,005        1,234,179        1,239,805
                                                                     -----------      -----------      -----------      -----------

                                                                       1,158,797        1,094,171        2,327,125        2,285,864
                                                                     -----------      -----------      -----------      -----------

           Loss from operations                                         (231,729)        (132,332)        (412,271)        (330,666)

Other (expenses) income
   Investment (loss) income                                               (8,717)          15,835           60,479            3,479
   Other income                                                              858            2,128            1,436            3,483
                                                                     -----------      -----------      -----------      -----------

                                                                          (7,859)          17,963           61,915            6,962
                                                                     -----------      -----------      -----------      -----------

            Loss before income taxes                                    (239,588)        (114,369)        (350,356)        (323,704)

Income taxes                                                                  --               --               --               --
                                                                     -----------      -----------      -----------      -----------

              NET LOSS                                               $  (239,588)     $  (114,369)     $  (350,356)     $  (323,704)
                                                                     ===========      ===========      ===========      ===========

Net loss per common share - basic and diluted                        $     (0.03)     $     (0.01)     $     (0.04)     $     (0.04)
                                                                     ===========      ===========      ===========      ===========

Weighted-average shares outstanding - basic and diluted                8,449,056        8,449,056        8,449,056        8,449,056
                                                                     ===========      ===========      ===========      ===========